UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

SHUTTERFLY, INC.
(Name of Registrant as Specified in Its Charter)

MARATHON PARTNERS L.P.
MARATHON FOCUS FUND L.P.
MARATHON PARTNERS 4X6 FUND, L.P.
CIBELLI RESEARCH & MANAGEMENT, LLC
MARATHON PARTNERS EQUITY MANAGEMENT, LLC
MARIO D. CIBELLI
MARWAN FAWAZ
THOMAS D. HUGHES

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Marathon Partners Equity Management, LLC (“Marathon Partners”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2015 annual meeting of stockholders of Shutterfly, Inc. (the “Company”).

On May 26, 2015, Andrew Freedman of Olshan Frome Wolosky LLP, on behalf of Marathon Partners, delivered the following letter to the Company’s counsel, Gordon K. Davidson of Fenwick & West LLP:

O L S H A N	PARK AVENUE TOWER ● 65 EAST 55TH STREET ● NEW YORK, NEW YORK 10022 TELEPHONE: 212.451.2300 ● FACSIMILE: 212.451.2222

EMAIL:  AFREEDMAN@OLSHANLAW.COM
DIRECT DIAL:  212.451.2250

May 26, 2015

VIA FACSIMILE AND EMAIL

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Gordon K. Davidson, Esq.

Re:           Shutterfly, Inc.

Dear Mr. Davidson:

I am writing as counsel to Marathon Partners Equity Management, LLC (together with its affiliates, “Marathon Partners”) in response to the open letter to stockholders that was issued by your client, Shutterfly, Inc. (“Shutterfly” or the “Company”), on May 22, 2015, in which Shutterfly requested permission from Marathon Partners and its three director candidates for the use of a universal proxy card in connection with the voting at the upcoming 2015 Annual Meeting of Stockholders scheduled to be held on June 12, 2015 (the “2015 Annual Meeting”).

You and I have communicated on a number of occasions over the past two and a half months about matters relating to the 2015 Annual Meeting. Not once during those communications did you ask about, or have you ever suggested, the use of a universal proxy card for voting at the 2015 Annual Meeting.  The 2015 Annual Meeting is less than three weeks from today.  As you know, the Company mailed its proxy materials, including a white proxy card, to stockholders of the Company on or about May 13, 2015.  Likewise, Marathon Partners mailed its proxy materials, including a blue proxy card, to the Company’s stockholders on or about May 21, 2015.  Our respective clients’ proxy materials were filed, reviewed, amended and cleared by the SEC.  Any new materials and/or changes to the voting mechanics will not have yet been reviewed and cleared by the SEC.  Marathon Partners nominated its slate of candidates three months ago to the day.  If the Board was truly interested in the good governance aspects of using a universal proxy card and not furthering its own self-serving agenda, then why did the Board not propose this type of voting mechanism months ago?  It would have been much more appropriate for you or your client to have suggested the use of a universal proxy card before both sides spent significant time and resources to print and mail definitive proxy materials and solicit votes on their respective proxy cards.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

May 26, 2015

With less than three weeks before the 2015 Annual Meeting, this is not the right time for the Company to propose what we believe would be a case of first impression in United States proxy voting. Changing to a universal proxy card at this eleventh hour of the election contest (i) could create confusion and complications for Broadridge, (ii) would require both Marathon Partners and the Company to re-file and re-mail proxy materials, (iii) could delay the proxy advisory firms from issuing their respective recommendations, (iv) could create unnecessary confusion for stockholders and (v) could cause a delay in holding the 2015 Annual Meeting to the extent any voting issues or complications arise. Not to mention, we would also need to reach agreement on the layout of any such universal proxy card to ensure a level playing field as well as agree on the language of any of our respective clients’ communications to stockholders that would accompany a universal proxy card to ensure that such materials are not misleading or confusing.  Unfortunately, there is just not sufficient time to work through all of these related matters ahead of the 2015 Annual Meeting.  For these reasons, Marathon Partners will not agree to the Board’s proposed use of a universal proxy card at the 2015 Annual Meeting, nor will its director candidates consent to being named on such a proxy card.

Quite frankly, we were surprised to first learn of the Company’s proposed use of a universal proxy card from a press release and open letter issued by Shutterfly that was directed to the Company’s stockholders. The timing of Shutterfly’s request and the manner in which it was delivered certainly calls into question Shutterfly’s intentions and whether this was a tactic to distract attention away from the real issues in this election contest.

We also have serious doubts that the Company’s proposal to use a universal proxy card in this instance is truly, as Shutterfly claims, “an effort to adhere to the highest standards of corporate governance.”  Institutional Shareholder Services Inc. has assigned Shutterfly a QuickScore of 9, the second worst rating possible, for its stockholder-unfriendly governance structures and failure to align executive compensation with the best interests of its stockholders.  Are stockholders really to believe that Shutterfly has proposed a universal proxy card because the Board is now interested in promoting the highest standards of corporate governance? Declassifying the Board, allowing stockholders to call special meetings and permitting stockholders to act by written consent are some examples of corporate governance best practices espoused by ISS which for many years Shutterfly has failed to adopt. It appears that Shutterfly is only interested in promoting corporate governance best practices when it is in its own selfish interests to do so.

To be clear, we fully understand the potential benefits and virtues of a universal proxy card in a proxy contest where the parties have worked out the logistics well in advance of delivering their respective proxy materials to stockholders. In such a scenario, a universal proxy card could undoubtedly facilitate the stockholder franchise by allowing stockholders to select from all nominated director candidates on a single proxy card.

Marathon Partners has received, and continues to receive, significant stockholder support to date for its platform and its nominees on the blue proxy card.  We urge the Board not to take any actions to manipulate the timing or voting mechanics at the 2015 Annual Meeting, and we reserve all rights on behalf of Marathon Partners to take whatever actions it deems necessary to protect the stockholder franchise and ensure that the 2015 Annual Meeting is held in a manner that is fair and in the best interests of all stockholders.

Sincerely,

/s/ Andrew Freedman

Andrew Freedman

cc:           Mario Cibelli